UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QuinStreet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	77-0512121 (I.R.S. Employer Identification no.)

1051 East Hillsdale Blvd., Suite 800	94404
Foster City, CA 94404	(Zip code)
(650) 578-7700
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which the form relates: 333-163228
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.001 par value per share (the “Common Stock”), of QuinStreet, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-163228), initially filed with the Securities and Exchange Commission on November 19, 2009, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.
     The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “QNST.”
Item 2. Exhibits.

Exhibit
Number	Description of Document
3.2*	Form of the Registrant’s Amended and Restated Certificate of Incorporation.

3.4*	Form of the Registrant’s Amended and Restated Bylaws.

4.1*	Form of Common Stock Certificate of the Registrant.

4.2*	Second Amended and Restated Investor Rights Agreement, by and between the Registrant, Douglas Valenti and the investors listed on Schedule 1 thereto, dated May 28, 2003.

*	Filed as an exhibit of the same number to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUINSTREET, INC.
Date: February 8, 2010	By:	/s/ Daniel Caul
Daniel Caul
General Counsel